EXHIBIT  23.1

CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Form SB-2 of our report dated February 16, 2001 relating to the consolidated financial statements of Brightcube, Inc. (formerly Photoloft, Inc.), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding Brightcube, Inc.'s (formerly Photoloft, Inc.) ability to continue as a going concern.

We also consent to the reference to us under the captain "Experts" in the Prospectus.

/s/  BDO  Seidman  LLP

San  Francisco,  California

November 27, 2001


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